EXHIBIT 107

Calculation of Filing Fee Table

Form F-10

(Form Type)

Avino Silver & Gold Mines Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)(4)	Fee Rate	Amount of Registration Fee(4)
Fees to be paid	Equity	Common Shares, without par value	Rule 457(o)	—		—	—	—	—
	Other	Warrants	Rule 457(o)	—		—	—	—	—
	Other	Subscription Receipts	Rule 457(o)	—		—	—	—	—
	Other	Debt Securities	Rule 457(o)	—		—	—	—	—
	Other	Units	Rule 457(o)	—		—	—	—	—
	Unallocated (Universal) Shelf (1)		Rule 457(o)	$100,000,00	(2)	—	$100,000,000	0.00015310	$15,310
Fees previously paid							None
Total Offering Amounts							$100,000,000	0.00015310	$15,310
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$15,310

(1)

There are being registered hereunder an indeterminable number or amount, as the case may be, of (a) common shares without par value of the registrant (the “Common Shares”), (b) warrants (“Warrants”) to purchase Common Shares, Debt Securities (as defined below), or other securities of the registrant, (c) subscription receipts (“Subscription Receipts”) entitling the holders thereof, upon satisfaction of certain release conditions and without additional consideration, to receive Common Shares, Warrants, or any combination thereof, (d) debt securities (“Debt Securities”), and (e) units (“Units”), each consisting of two or more of the foregoing securities in any combination (collectively, the “Securities”).Securities registered hereunder may be sold separately or as Units with other securities registered hereunder. There are also being registered hereunder an indeterminable number of  Common Shares, Warrants and Debt Securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $100,000,000.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(3)	Includes consideration to be received by the Registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.
(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.